Exhibit 10.46

SECOND AMENDMENT TO FINANCING AGREEMENT

This SECOND AMENDMENT TO FINANCING AGREEMENT, dated as of October 31, 2002 (this “Amendment”), is entered into by and among FiberMark, Inc., a Delaware corporation (“FiberMark”), FiberMark Durable Specialties, Inc., a Delaware corporation, FiberMark Filter and Technical Products, Inc., a Delaware corporation, FiberMark Office Products, LLC, a Vermont limited liability company, FiberMark DSI Inc., a New York corporation (each individually a “Borrower” and collectively, the “Borrowers”), The CIT Group/Business Credit, Inc., a New York corporation (in its capacity as agent for the Lenders, the “Agent”) and the Lenders.

A.            The Borrowers, FiberMark, the Lenders and the Agent are parties to that  certain Fourth Amended and Restated Financing Agreement and Guaranty dated as of January 31, 2002 (the “Original Financing Agreement”), as amended by that certain First Amendment to Financing Agreement dated as of April 8, 2002 (the “First Amendment”).  The term “Financing Agreement” as used herein means the Original Financing Agreement as amended by the First Amendment.  Pursuant to, and on the terms and conditions of, the Financing Agreement the Lenders have agreed to extend credit to the Borrowers.

B.            The Obligors have requested that the Lenders modify certain provisions of the Financing Agreement and the Lenders, on the terms and conditions, and subject to the limitations, set forth herein, are willing to modify the Financing Agreement.

Accordingly, the Borrowers, the Guarantors, the Lenders and the Agent agree as follows:

1.                                      Defined Terms.  All initially-capitalized terms not otherwise defined herein have the meanings ascribed to them in the Financing Agreement, unless the context clearly indicates otherwise.

2.                                      Amendments to Financing Agreement.

2.1                               Definition of “Availability”.  The definition of “Availability” set forth in Article I of the Financing Agreement is hereby amended and restated to read in its entirety as set forth below:

“Availability” means:

(a)                                  Through the date on which the financial statements described in Section 9.01(a) hereof are delivered to the Agent for the period ending December 31, 2003, which comply with the financial covenants set forth in Sections 11.01, 11.02 and 11.03 hereof, the excess of

(i)            the lesser of (A) the Borrowing Base, and (B) the Revolving Credit Facility, over

(ii)           the sum of (A) the outstanding aggregate amount of all outstanding Obligations of all the Borrowers taken together, and (B) the Availability Block; and

(b)                                 After the date on which the financial statements described in Section 9.01(a) hereof are delivered to the Agent for the period ending December 31, 2003, which comply with the financial covenants set forth in Sections 11.01, 11.02 and 11.03 hereof, the excess of

(i)            the lesser of (A) the Borrowing Base, and (B) the Revolving Credit Facility, over

(ii)           the outstanding aggregate amount of all outstanding Obligations of all the Borrowers taken together.

2.2          Reporting Requirements.  The first clause of Section 9.01 of the Financing Agreement is hereby amended and restated to read in its entirety as follows:

Section 9.01.          Reporting Requirements.  FiberMark will furnish to the Agent, with a copy for each Lender:

2.3          Projections.  Section 9.01(i) of the Financing Agreement is hereby amended and restated to read in its entirety as follows:

(i)        Projections.  No later than September 30, 2003, projections for the Borrowers and their Subsidiaries in substantially the format of Exhibit I, or in such other format as may be reasonably acceptable to the Agent, on a quarterly and yearly basis, for the period commencing October 1, 2003 and ending September 30, 2005.

2.4          Financial Covenants.  Sections 11.01, 11.02 and 11.03 of the Financing Agreement are hereby amended and restated to read in their entirety as follows:

Section 11.01.        Consolidated Net Worth.  FiberMark and its Subsidiaries shall, as of the last day of each fiscal quarter, commencing with the fiscal quarter ending December 31, 2003, have a Consolidated Net Worth of not less than such amount as the Agent may establish in good faith based on the Projections delivered by the Borrowers pursuant to Section 9.01(i) hereof.

Section 11.02         Consolidated Fixed Charge Coverage Ratio.  FiberMark and its Subsidiaries shall, as of the last day of each fiscal quarter, commencing with the fiscal quarter ending December 31, 2003, maintain a Consolidated Fixed Charge Coverage Ratio of greater than such ratio as the Agent may establish in good faith based on the Projections delivered by the Borrowers pursuant to Section 9.01(i) hereof.

Section 11.03.        Domestic EBITDA.  FiberMark and its Subsidiaries shall, as of the last day of each fiscal quarter, commencing with the fiscal quarter ending December 31, 2003, maintain a Domestic EBITDA for such fiscal quarter of not less than such amount as the Agent may establish in good faith based on the Projections delivered by the Borrowers pursuant to Section 9.01(i) hereof.

3.                                      Representations and Warranties.  To induce the Agent and the Lenders to enter into this Amendment, the Obligors hereby represent and warrant to the Agent and the Lenders as follows:

3.1          Corporate Power and Authority; No Conflicts.  The execution, delivery and performance by each Obligor of this Amendment has been duly authorized by all necessary corporate action and do not and will not: (a) in the case of each Corporate Obligor require any consent or approval of its stockholders and in the case of FiberMark Office require any consent or approval of its members-managers, which consent or approval has not already been obtained; (b) in the case of each Corporate Obligor contravene its certificate of incorporation or by-laws and in the case of FiberMark Office contravene its Articles of Organization or Operating Agreement; (c) violate any provision of, or require any filing, registration, consent or approval under any Law (including, without limitation, Regulation U), order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to such Obligor; (d) result in a breach of or constitute a default under or require any consent under any indenture or loan or credit agreement or any other agreement, lease or instrument to which such Obligor is a party or by which it or its properties may be bound or affected; or (e) result in, or require, the creation or imposition of any Lien (other than as created hereunder), upon or with respect to any of the properties now owned or hereafter acquired by such Person.

3.2          Legally Enforceable Agreements.  This Amendment is a legal, valid and binding obligation of such Obligor, enforceable against such Obligor in accordance with its terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors’ rights generally.

3.3          Representations and Warranties.  Both before and after giving effect to this Amendment, the representations and warranties set forth in Article VIII of the Financing Agreement are true and correct in all material respects with the same effect as if made on the date hereof, except to the extent such representations and warranties expressly relate to an earlier date.

3.4          No Event of Default or Default.  After giving effect to this Amendment, no Event of Default or Default has occurred and is continuing.

3.5          No Material Adverse Change.  Since January 31, 2002, there has been no development or event, or any prospective development or event, which has had or could result in a Material Adverse Change.

4.                                      Execution by Guarantors.  Each Guarantor, as a guarantor, is executing this Amendment and consenting to the modifications to the Financing Agreement set forth herein.  Each Guarantor hereby reaffirms its guaranty set forth in the Financing Agreement.

5.                                      Miscellaneous.

5.1          Financing Agreement.   Except as expressly set forth herein, this Amendment shall not, by implication or otherwise, limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders under the Financing Agreement, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Financing Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect.  Nothing herein shall be deemed to entitle any Obligor to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Financing Agreement in similar or different circumstances.  This Amendment shall apply and be effective only with respect to the provisions of the Financing Agreement specifically referred to herein.  After the date hereof, any reference to “the Financing Agreement,” in the Financing Agreement or any other Loan Document, shall mean the Financing Agreement as amended hereby.

5.2                               Loan Document.  This Amendment shall be a Loan Document for all purposes.

5.3                               Applicable Law.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY CONFLICTS OF LAW PRINCIPLES OTHER THAN NYGOL 5-1401.

5.4                         Severability; Section Headings.

5.4.1       If any provision or agreement in or obligation under this Amendment shall be held to be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

5.4.2       The headings herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.  When used in this Amendment, (i) “or” is not exclusive; (ii) “including” is not limiting; (iii) a reference to any law, rule or regulation includes any amendment or modification thereto or thereof, as well as any replacement therefor; and (iv) unless otherwise provided for in this Amendment, a reference to any Loan Document or other agreement, instrument or document, shall include such Loan Document, other agreement, instrument or document, as it may be amended, restated, supplemented or otherwise modified from time to time in accordance with its terms.  References herein to Articles, Sections, paragraphs, Schedules and the like, unless otherwise stated are references to Articles, Sections or paragraphs of, or Schedules to, this Amendment.  Terms such as “herein”, “hereof” or “hereunder” refer to this Amendment as a whole, and not to any particular provision hereof.

5.5                         Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their proper and duly authorized officers as of the date set forth above.

FIBERMARK, INC.,
a Delaware corporation

By	/s/ Bruce Moore
	Name:	Bruce Moore
	Title:	Vice President

FIBERMARK DURABLE SPECIALTIES, INC.,
a Delaware corporation

By	/s/ Bruce Moore
	Name:	Bruce Moore
	Title:	Vice President

FIBERMARK FILTER AND TECHNICAL PRODUCTS, INC.,
a Delaware corporation

By	/s/ Bruce Moore
	Name:	Bruce Moore
	Title:	Vice President

FIBERMARK OFFICE PRODUCTS, LLC,
a Vermont limited liability company

BY	FIBERMARK, INC.,
its sole Member

	By	/s/ Bruce Moore
		Name:	Bruce Moore
		Title:	Vice President

FIBERMARK DSI INC.,
a New York corporation

By	/s/ Bruce Moore
	Name:	Bruce Moore
	Title:	Vice President

THE CIT GROUP/BUSINESS CREDIT, INC.,
a New York corporation,
as Agent

By	/s/ Roderick Jarrett
	Name:	Roderick Jarrett
	Title:	Assistant Vice President

THE CIT GROUP/BUSINESS CREDIT, INC.,
a New York corporation,
as Lender

By	/s/ Roderick Jarrett
	Name:	Roderick Jarrett
	Title:	Assistant Vice President

THE CIT GROUP/EQUIPMENT FINANCING, INC.,
a New York corporation,
as a Lender

By	/s/ Mark Saylor
	Name:	Mark Saylor
	Title:	Vice President